EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

The following is a list of subsidiaries of the Company as of December 31, 1999, omitting some subsidiaries which, considered in THE AGGREGATE, WOULD NOT CONSTITUTE A SIGNIFICANT SUBSIDIARY.

NAME                                                        WHERE INCORPORATED

A S Ruffel (Mozambique) Limitada..........................  Mozambique
A S Ruffel (Private) Ltd..................................  Zimbabwe
A.S. Ruffel (Proprietary) Limited.........................  South Africa
A/O Pfizer................................................  Russia
AMS Medical Systems AG....................................  Switzerland
Adforce Inc...............................................  United States
Anaderm Research Corp.....................................  United States
Bioindustria Farmaceutici S.p.A...........................  Italy
Biomedical Sensors (Holdings) Limited.....................  United Kingdom
Blue Cross S.r.l..........................................  Italy
C.P. Pharmaceuticals International C.V....................  Netherlands
Charwell Pharmaceuticals Limited..........................  United Kingdom
Community Care Health Solutions Inc.......................  United States
Community Health Care Solutions LLC ......................  United States
Compania Distribuidora Del Centro, S.A. de C.V............  Mexico
Dental Zement G.m.b.H.....................................  Germany
Disease Management Sciences Inc...........................  United States
Duchem Laboratories Limited...............................  India
Farkemo S.r.l.............................................  Italy
Farminova, Produtos Farmaceuticos de Inovacao, Lda........  Portugal
HII Holding, LLC..........................................  United States
Harmag, Inc...............................................  Panama
Health Care Ventures, Inc.................................  United States
Heinrich Mack Nachf. G.m.b.H. & Co. KG....................  Germany
Howmedica France S.C.A....................................  France
Invicta Farma, S.A........................................  Spain
Irkafarm S.r.l............................................  Italy
Laboratoire Beral, S.A....................................  France
Laboratoires Pfizer S.A...................................  Morocco
Laboratorios Pfizer Lda...................................  Portugal
Laboratorios Pfizer Ltda..................................  Brazil
Laboratorios Pfizer de Venezuela, S.A.....................  Venezuela
Leema Chemicals & Cosmetics Pvt. Ltd......................  India
MED Urological, Inc.......................................  United States
MTG Divestitures Handels GmbH.............................  Austria
MTG Divestitures Inc......................................  United States
MTG Divestitures Limited..................................  United Kingdom
MTG Divestitures Pty Ltd..................................  Australia
Measureaim................................................  United Kingdom

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Nefox Farma, S.A..........................................  Spain
Nostrum Farma, S.A........................................  Spain
Orsim, S.A................................................  France
PFIZER, S.A., S. en C.....................................  Spain
PQI Inc...................................................  Canada
PT. Pfizer Indonesia......................................  Indonesia
Pfizer (Ireland) Limited..................................  Ireland
Pfizer (Malaysia) Sendirian Berhad........................  Malaysia
Pfizer (Namibia) (Proprietary) Limited....................  Namibia
Pfizer A.B................................................  Sweden
Pfizer A.G................................................  Switzerland
Pfizer A/S................................................  Denmark
Pfizer A/S................................................  Norway
Pfizer Africa & Middle East Company for
Pharmaceuticals, Animal Health & Chemicals S.A.E..........  Egypt
Pfizer Agricare Pty. Ltd..................................  Australia
Pfizer Algerie Sante et Nutrition Animale s.p.a...........  Algeria
Pfizer Animal Health B.V..................................  Netherlands
Pfizer Animal Health Korea Ltd............................  South Korea
Pfizer Animal Health S.A..................................  Belgium
Pfizer Antilles Holdings N.V..............................  Netherlands Antilles
Pfizer B.V................................................  Netherlands
Pfizer Beteiligungs G.m.b.H...............................  Germany
Pfizer Bioquimicos S.A....................................  Venezuela
Pfizer Canada Inc.........................................  Canada
Pfizer Chemical Corp. Ltd.................................  Isle of Man
Pfizer Cia Ltda...........................................  Ecuador
Pfizer Commercial Holdings Limited........................  Isle of Man
Pfizer Consumer Healthcare S.r.l..........................  Italy
Pfizer Coordination Center................................  Morocco
Pfizer Corporation........................................  Panama
Pfizer Corporation Austria G.m.b.H........................  Austria
Pfizer Dental Products Corp...............................  United States
Pfizer Distribution Company...............................  Ireland
Pfizer Egypt S.A.E........................................  Egypt
Pfizer Enterprises Inc....................................  United States
Pfizer European Service Center N.V........................  Belgium
Pfizer Export Company.....................................  Ireland
Pfizer G.m.b.H............................................  Germany
Pfizer Global Holdings B.V................................  Netherlands
Pfizer Group Limited......................................  United Kingdom
Pfizer H.C.P. Corporation.................................  United States
Pfizer Health Solutions Inc...............................  United States
Pfizer Hellas, A.E........................................  Greece
Pfizer Holding France.....................................  France
Pfizer Holding Mexico, S. de R.L. de C.V..................  Mexico
Pfizer Holding und Verwaltungs G.m.b.H....................  Germany
Pfizer Holdings B.V.......................................  Netherlands
Pfizer Holdings Europe....................................  Ireland
Pfizer Holdings Ireland...................................  Ireland
Pfizer Ilaclari A.S.......................................  Turkey
Pfizer International Bank Europe..........................  Ireland
Pfizer International Corporation..........................  Panama

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Pfizer International Holdings Limited.....................  Ireland
Pfizer International Inc..................................  United States
Pfizer Italiana S.p.A.....................................  Italy
Pfizer Laboratories (Proprietary) Limited.................  South Africa
Pfizer Laboratories Korea Limited.........................  South Korea
Pfizer Laboratories Limited...............................  Kenya
Pfizer Laboratories Limited...............................  New Zealand
Pfizer Laboratories Limited...............................  Pakistan
Pfizer Limitada...........................................  Angola
Pfizer Limited............................................  Ghana
Pfizer Limited............................................  India
Pfizer Limited............................................  Tanzania
Pfizer Limited............................................  Thailand
Pfizer Limited............................................  Uganda
Pfizer Limited............................................  United Kingdom
Pfizer Ltd................................................  Taiwan
Pfizer Manufacturing Ireland..............................  Ireland
Pfizer Manufacturing LLC..................................  United States
Pfizer Med-Inform Beratungs G.m.b.H.......................  Austria
Pfizer Medical Systems, Inc...............................  United States
Pfizer Medical Technology Group (Belgium) N.V.............  Belgium
Pfizer Medical Technology Group (Netherlands) B.V. .......  Netherlands
Pfizer Medical Technology Group Aktiebolag................  Sweden
Pfizer Medical Technology Group Limited...................  United Kingdom
Pfizer Medical Technology Group Pension Trustees Limited..  United Kingdom
Pfizer Netherlands L.P....................................  United States
Pfizer Overseas, Inc......................................  United States
Pfizer Oy.................................................  Finland
Pfizer Pension Trustees (Ireland) Limited.................  Ireland
Pfizer Pension Trustees Ltd...............................  United Kingdom
Pfizer Pharm Algerie SPA..................................  Algeria
Pfizer Pharmaceutical Trading Limited Liability Company
     (a/k/a Pfizer Kft. or Pfizer LLC) ...................  Hungary
Pfizer Pharmaceuticals B.V................................  Netherlands
Pfizer Pharmaceuticals Inc.
     [a/k/a Pfizer Seiyaku Kabushiki Kaisha (PSK)] .......  Japan
Pfizer Pharmaceuticals Jersey Limited.....................  Isle of Jersey
Pfizer Pharmaceuticals Korea Limited......................  South Korea
Pfizer Pharmaceuticals LLC................................  United States
Pfizer Pharmaceuticals Ltd................................  People's Republic
                                                            of China
Pfizer Pharmaceuticals Production Corporation.............  Panama
Pfizer Pharmaceuticals Production
  Corporation (Partnership) ..............................  Ireland
Pfizer Pharmaceuticals Production Corporation Limited.....  Isle of Man
Pfizer Pharmaceuticals, Inc...............................  United States
Pfizer Pharmaceutics Israel Ltd...........................  Israel
Pfizer Pigments Inc.......................................  United States
Pfizer Polska Sp. z.o.o...................................  Poland
Pfizer Private Limited....................................  Singapore
Pfizer Production LLC.....................................  United States
Pfizer Products Inc.......................................  United States
Pfizer Pty. Ltd...........................................  Australia
Pfizer Research and Development Company N.V. / S.A........  Belgium / Ireland
Pfizer Ringaskiddy Production Company.....................  Isle of Man
Pfizer S.A................................................  Peru

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Pfizer S.A................................................  Belgium
Pfizer S.A................................................  Colombia
Pfizer S.A................................................  Costa Rica
Pfizer S.A................................................  France
Pfizer S.A................................................  Venezuela
Pfizer S.G.P.S. Lda.......................................  Portugal
Pfizer S.R.L..............................................  Argentina
Pfizer Saidal Manufacturing...............................  Algeria
Pfizer Service Company Ireland............................  Ireland
Pfizer Servicios de Mexico, S.A. de C.V...................  Mexico
Pfizer Shoji Co., Ltd.....................................  Japan
Pfizer Specialties Limited................................  Nigeria
Pfizer Technologies Ltd...................................  United Kingdom
Pfizer Trading Corp.......................................  Taiwan
Pfizer Tunisie............................................  Tunisia
Pfizer Ventures Limited...................................  Isle of Jersey
Pfizer Zona Franca S.A....................................  Costa Rica
Pfizer s.r.o..............................................  Czech Republic
Pfizer, Inc...............................................  Philippines
Pfizer, S.A. [a/k/a Pfizer Pharmaceutical]................  Spain
Pfizer, S.A. de C.V.......................................  Mexico
Programmable Pump Technologies, Inc.......................  United States
Quigley Company Inc.......................................  United States
Radiologic Sciences, Inc..................................  United States
Roerig A.B................................................  Sweden
Roerig B.V................................................  Netherlands
Roerig Farmaceutici Italiana S.p.A........................  Italy
Roerig S.A................................................  Chile
Roerig, Produtos Farmaceuticos, Lda.......................  Portugal
Roerig, S.A...............................................  Venezuela
S.D. Investments Pty. Ltd.................................  Australia
Shiley Incorporated.......................................  United States
Shiley International......................................  United States
Shiley Ltd................................................  United Kingdom
Site Realty, Inc..........................................  United States
SmithKline Animal Health (Proprietary) Limited............  South Africa
SmithKline Animal Health (SWA) (Pty) Ltd..................  Namibia
SmithKline Beecham Animal Health (Singapore)
  Private Limited.........................................  Singapore
SmithKline Beecham Animal Health (Taiwan) Limited.........  Taiwan
Taylor Kosmetik G.m.b.H...................................  Germany
The Kodiak Company Ltd....................................  Bermuda
Unicliffe Limited.........................................  United Kingdom
VMI Acquisition Corp......................................  United States
Vinci Farma, S.A. ........................................  Spain

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